Exhibit.23h(2)Transfer Agent Agreement

                                     FORM OF

                               FUND SERVICES, INC.

                            TRANSFER AGENT AGREEMENT

     THIS AGREEMENT, dated September 28, 2001 between Dominion Funds, Inc., (the "Fund"), a Texas Corporation operating as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), duly organized and existing under the laws of the State of Texas, and FUND SERVICES, INC., a corporation organized under the laws of the State of Virginia ("FSI"), provides as follows:

     WHEREAS, FSI has agreed to act as transfer agent for the purpose of recording the transfer, issuance and redemption of Shares of the Fund, transferring the Shares of the Fund, disbursing dividends and other distributions to Shareholders, filing various tax forms, mailing shareholder information and receiving and responding to various shareholder inquiries;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

     SECTION 1. The Fund hereby appoints FSI as its transfer agent and FSI agrees to act in such capacity upon the terms set forth in this Agreement.

     SECTION 2. The Fund shall furnish to FSI a supply of blank Share Certificates and, from time to time, will renew such supply upon FSI's request. Blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund and, if required by FSI, shall bear the Fund's seal or a facsimile thereof.

     SECTION 3. FSI shall make original issues of Shares of the Fund in accordance with SECTIONS 13 and 14 below and the Fund's then current prospectus, upon receipt of (i) Written Instructions requesting the issuance, (ii) a certified copy of a resolution of the Fund's Board of Directors authorizing the issuance, (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares, (iv) an opinion of the Fund's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Fund of an appropriate notice with the Securities and Exchange Commission, as required by Rule 24f-2 of the 1940 Act, as amended from time to time. If the opinion described in (iv) above is contingent upon a filing under such rule, the Fund shall fully indemnify FSI for any liability arising from the failure of the Fund to comply with such rule.

     SECTION 4. Transfers of Shares of the Fund shall be registered and, subject to the provisions of SECTION 10, new Share Certificates shall be issued by FSI upon surrender of outstanding Share Certificates in the form deemed by FSI to be properly endorsed for transfer, which form shall include (i) all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a domestic commercial bank, (ii) such assurances as FSI may deem necessary to evidence the genuineness and effectiveness of each endorsement and
(iii) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. FSI shall take reasonable measures as instructed by the Fund and agreed upon by FSI to enable the Fund to identify proposed transfers that, if effected, will likely cause the Fund to fall within the Internal Revenue Code definitions of a personal holding company and shall not make such transfers contrary to the Fund's instructions without the prior written approval of the Fund and its counsel.

     SECTION 5. FSI shall forward Share Certificates in "non-negotiable" form by first-class or registered mail, or by whatever means FSI deems equally reliable and expeditious. While in transit to the addressee, all deliveries of Share Certificates shall be insured by FSI as it deems appropriate. FSI shall not mail Share Certificates in "negotiable" form, unless requested in writing by the Fund and fully indemnified by the Fund to FSI's satisfaction.

     SECTION 6. In registering transfers of Shares the Fund, FSI may rely upon the Uniform Commercial Code or any other statutes that, in the opinion of FSI's counsel, protect FSI and the Fund from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry,
(iii) delaying registration for purposes of such inquiry, or (iv) refusing registration whenever an adverse claim requires such refusal.

     SECTION 7. FSI may issue new Share Certificates in place of those lost, destroyed or stolen, upon receiving indemnity satisfactory to FSI and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates as FSI deems appropriate.

     SECTION 8. Unless otherwise directed by the Fund, FSI may issue or register Share Certificates reflecting the signature, or facsimile thereof, of an officer who has died, resigned or been removed by the Fund. The Fund shall file promptly with FSI any approvals, adoptions, or ratifications of such actions as may be required by law or FSI.

     SECTION 9. FSI shall maintain customary stock registry records for the Fund, noting the issuance, transfer or redemption of Shares and the issuance and transfer of Share Certificates. FSI may also maintain for the Fund an account entitled "Unissued Certificate Account," in which it will record the Shares, and fractions thereof, issued and outstanding from time to time for which issuance of Share Certificates has not been requested. FSI is authorized to keep records for the Fund, containing the names and last known addresses of Shareholders and Planholders, and the number of Shares, and fractions thereof, from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder or Planholder will be assigned a single account number for the Fund, even though Shares held under each Plan and Shares for which Certificates have been issued will be accounted for separately. Whenever a Shareholder deposits Shares represented by Share Certificates in a Plan that permits the deposit of Shares thereunder, FSI upon receipt of the Share Certificates registered in the name of the Shareholder (or if not registered, in proper form for transfer), shall cancel such Share Certificates, debit the Shareholder's individual account, credit the

Shares to the Unissued Share Certificate Account pursuant to SECTION 10 below and credit the deposited Shares to the proper Plan account.

     SECTION 10. FSI shall issue Share Certificates for Shares of the Fund only upon receipt of a written request from a Shareholder. If Shares are purchased without such request, FSI shall merely note on its stock registry records the issuance of the Shares and fractions thereof and credit the Unissued Certificate Account and the respective Shareholders' accounts with the Shares. Whenever Shares, and fractions thereof, owned by Shareholders are surrendered for redemption, FSI may process the transactions by making appropriate entries in the stock transfer records, and debiting the Unissued Certificate Account and the record of issued Shares outstanding; it shall be unnecessary for FSI to reissue Share Certificates in the name of the Fund.

     SECTION 11. FSI shall also perform the usual duties and functions required of a stock transfer agent for a corporation, including but not limited to (i) issuing Share Certificates as Treasury Shares, as directed by Written Instructions, and (ii) transferring Share Certificates from one Shareholder to another in the usual manner. FSI may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed or authorized by a duly-authorized person or persons, or by the Fund, upon the advice of counsel for the Fund or for FSI, or upon the net asset value quotation of the Service Agent, as hereinafter defined. FSI may record any transfer of Share Certificates which it reasonably believes in good faith to have been duly-authorized, or may refuse to record any transfer of Share Certificates if, in good faith, it deems such refusal necessary in order to avoid any liability on the part of either the Fund or FSI. The Fund agrees to indemnify and hold harmless FSI from and against any and all losses, costs, claims, and liability that it may suffer or incur by reason of such good faith reliance, action or failure to act.

     SECTION 12. FSI shall notify the Fund of any request or demand for the inspection of the Fund's share records. FSI shall abide by the Fund's instructions for granting or denying the inspection; provided, however, FSI may grant the inspection without such instructions if it is advised by its counsel that failure to do so will result in liability to FSI.

     SECTION 13. For purposes of this Section, the Fund hereby instructs FSI to consider Shareholder and Planholder payments as federal funds on the day indicated below:

     (a)  for a wire received prior to 12:00 noon Eastern time, on the same day;

     (b) for a wire received on or after 12:00 noon Eastern time, on the next business day;

     (c) for a check received prior to 12:00 noon Eastern time, on the second business day following receipt; and

     (d) for a check received on or after 12:00 noon Eastern time, on the third business day following receipt.

Immediately after 4:00 p.m. Eastern time or such other time as the Fund may reasonably specify (the "Valuation Time") on each day that the Fund and FSI are open for business, FSI shall obtain from the Fund's service agent, as specified by the Fund in writing to FSI, a quotation (on which it may conclusively rely) of the net asset value, determined as of the Valuation Time on that day. On each day FSI is open for business, it shall use the net asset value determined by the Service Agent to compute the number of Shares and fractional Shares to be purchased and the aggregate purchase proceeds to be deposited with the Custodian. As necessary but no more frequently than daily (unless a more frequent basis is agreed to by FSI), FSI shall place a purchase order with the Custodian for the proper number of Shares and fractional Shares to be purchased and promptly thereafter shall send written confirmation of such purchase to the Custodian and the Fund.

     SECTION 14. Having made the calculations required by SECTION 13, FSI shall thereupon pay the Custodian the aggregate net asset value of Shares of the Fund purchased. The aggregate number of Shares and fractional Shares purchased shall then be issued daily and credited by FSI to the Unissued Certificate Account. FSI shall also credit each Shareholder's separate account with the number of shares purchased by such Shareholder. FSI shall promptly thereafter mail written confirmation of the purchase to each Shareholder or Planholder, and if requested, to a specified broker-dealer and the Fund. Each confirmation shall indicate the prior Share balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Share Certificates are outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

     SECTION 15. Prior to the Valuation Time on each business day, as specified in accordance with SECTION 13 above, FSI shall process all requests to redeem Shares of the Fund and advise the Custodian of (i) the total number of Shares of the Fund available for redemption and (ii) the number of Shares and fractional Shares of the Fund requested to be redeemed. Upon confirmation of the net asset value, FSI shall notify the Fund and the Custodian of the redemption, apply the redemption proceeds in accordance with SECTION 16 and the Fund's prospectus, record the redemption in the stock registry books, and debit the redeemed Shares from the Unissued Certificate Account and the individual account of the Shareholder or Planholder.

     In lieu of carrying out the redemption procedures described in the preceding paragraph, FSI may, at the request of the Fund, sell Shares of the Fund to the Fund as repurchases from Shareholders and/or Planholders, provided that the sales price is not less than the applicable redemption price. The redemption procedures shall then be appropriately modified.

     SECTION 16. The proceeds of redemption shall be remitted by FSI in accordance with the Fund's then current prospectus as follows:

     (a) By check mailed to the Shareholder or Planholder at his last known address. The request and stock certificates, if any, for Shares being redeemed must reflect a guarantee of the owner's signature by a domestic commercial bank or trust company or a member firm of a national securities exchange. If Share Certificates have not been issued to the redeeming Shareholder or Planholder, the signature of the Shareholder or Planholder on the redemption request must be similarly guaranteed. The Fund may authorize FSI in writing to waive the signature guarantee for any specific transaction or classes of transactions;

     (b) By wire to a designated bank or broker upon telephone request, without signature guarantee, if such redemption procedure has been elected on the Shareholder's or Planholder's account information form. Any change in the designated bank or broker account will be acted upon by FSI only if made in writing by the Planholder or Shareholder, with signature guaranteed as required by paragraph (a) above;

     (c) In case of an expedited telephone redemption, by check payable to the Shareholder or Planholder of record and mailed for deposit to the bank account designated in the Shareholder account information form;

     (d) By other procedures commonly followed by mutual funds, as set forth in Written Instructions from the Fund and mutually agreed upon by the Fund and FSI.

     For purposes of redemption of shares of the Fund that have been purchased by check within fifteen (15) days prior to receipt of the redemption request, the Fund shall provide FSI with Written Instructions concerning the time within which such requests may be honored.

     The authority of FSI to perform its responsibilities under SECTIONS 15 and 16 shall be suspended if FSI receives notice of the suspension of the determination of the Fund's net asset value.

     SECTION 17. Upon the declaration of each dividend and each capital gains distribution by the Fund's Board of Directors, the Fund shall notify FSI of the date of such declaration, the amount payable per share, the record date for determining the Shareholders entitled to payment, the payment and the reinvestment date price.

     SECTION 18. On or before each payment date the Fund will transfer, or cause the Custodian to transfer, to FSI the total amount of the dividend or distribution currently payable. FSI will, on the designated payment date, reinvest all dividends in additional shares and shall thereupon pay the Custodian the aggregate net asset value of the additional shares and shall promptly mail to each Shareholder or Planholder at his last known address, a statement showing the number of full and fractional shares (rounded to three decimal places) then owned by the Shareholder or Planholder and the net asset value of such shares; provided, however, that if a Shareholder or Planholder elects to receive dividends in cash, FSI shall prepare a check in the appropriate amount and mail it to him at his last known address within five (5) business days after the designated payment date.

     SECTION 19. FSI shall maintain records regarding the issuance and redemption of Shares of the Fund and dividend reinvestments. Such records will list the transactions effected for each Shareholder and Planholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. FSI agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the 1940 Act any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 of such Act.

     SECTION 20. FSI shall maintain those records necessary to enable the Fund to file, in a timely manner, Form N-SAR (Semi-annual report) or any successor monthly, quarterly or annual report required by the 1940 Act, or rules and regulations thereunder.

     SECTION 21. FSI shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

     SECTION 22. In addition to the services described above, FSI will perform other services for the Fund as mutually agreed upon in writing from time to time, including but not limited to preparing and filing federal tax forms with the Internal Revenue Service, mailing federal tax information to Shareholders, mailing semi-annual Shareholder reports, preparing the annual list of Shareholders and mailing notices of Shareholders' meetings, proxies and proxy statements. FSI shall answer Shareholder inquiries related to their share accounts and other correspondence requiring an answer from the Fund. FSI shall maintain dated copies of written communications from Shareholders, and replies thereto.

     SECTION 23. Nothing contained in this Agreement is intended to or shall require FSI, in any capacity hereunder, to perform any functions or duties on any holiday, weekend or weekday on which day FSI or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and FSI are open, unless otherwise required by law; provided, however, that all purchase or redemption requests received by the Fund for a date on which the Exchange is open but FSI is not shall be priced and executed "as of" such date on the next business day FSI is open, unless otherwise required by law.

     SECTION 24. The Fund agrees to pay FSI compensation for its services as set forth in Schedule A attached hereto, or as shall be set forth in written amendments to such Schedule approved by the Fund and FSI from time to time.

     SECTION 25. FSI shall not be liable for any taxes, assessments or governmental charges that my be levied or assessed on any basis whatsoever in connection with the Fund, or any Plan thereof, Shareholder or Planholder, excluding taxes assessed against

FSI for compensation received by it hereunder.

     SECTION 26. FSI shall not be liable for any non-negligent action taken in good faith and reasonably believed by FSI to be within the powers conferred upon it by this Agreement. The Fund shall indemnify FSI and hold it harmless from and against any and all losses, claims, damages, liabilities or expenses (including reasonable expenses for legal counsel) arising directly or indirectly out of or in connection with this Agreement; provided such loss, claim, damage, liability or expense is not the direct result of FSI's negligence or willful misconduct, and provided further that FSI shall give the Fund notice and reasonable opportunity to defend any such loss, claim, etc. in the name of the Fund or FSI, or both. Without limiting the foregoing:

     (a) FSI may rely upon the advice of the Fund or counsel to the Fund or FSI, and upon statements of accountants, brokers and other persons believed by FSI in good faith to be experts in the matters upon which they are consulted. FSI shall not be liable for any action taken in good faith reliance upon such advice or statements;

     (b) FSI shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions, Oral Instructions, including the Service Agent's net asset value quotation, or certified copy of any resolution of the Fund's Board of Directors; provided, however, that upon receipt of a Written Instruction countermanding a prior Written or Oral Instruction that has not been fully executed by FSI, FSI shall verify the content of the second Written Instruction and honor it, to the extent possible. FSI may rely upon the genuineness of any such document, or copy thereof, reasonably believed by FSI in good faith to have been validly executed; and

     (c) FSI may rely, and shall be protected by the Fund in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the purchaser, Fund or other proper party or parties.

     (d) The Fund shall, as soon as possible, amend its prospectus to conform with the provisions of this Agreement and make all necessary filings of the amended prospectus, and shall indemnify FSI for any loss, claim or expense resulting from FSI's reliance upon the Fund's representations in this Agreement, notwithstanding a contrary representation in its prospectus.

     SECTION 27. Upon receipt of Written Instructions, FSI is authorized to make payment upon redemption of Shares without a signature guarantee. The Fund hereby agrees to indemnify and hold FSI harmless from any and all expenses, damages, claims, suits, liabilities, action, demands or losses whatsoever arising out of or in connection with a payment by FSI for redemption of Shares without a signature guarantee. Upon the request of FSI, the Fund shall assume the entire defense of any such action, suit or claim. FSI shall notify the Fund in a timely manner of any such action, suit or claim.

     SECTION 28. The Fund shall deliver or cause to be delivered over to FSI (i) an accurate list of Shareholders of the Fund, showing each Shareholder's last known address, number of Shares owned and whether such shares are represented by outstanding Share Certificates or by non-certificated share accounts, (ii) all records relating to Plans of the Fund, including original applications signed by the Planholders and original plan accounts recording payment, deductions, reinvestments, withdrawals and liquidations and (iii) all shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by FSI under this Agreement (collectively referred to as the "Materials"). The Fund shall indemnify and hold FSI harmless from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of the Materials or to provide any information needed by FSI to knowledgeably perform its functions.

     SECTION 29. FSI shall, at all times, act in good faith and shall use whatever methods it deems appropriate to ensure the accuracy of all services performed under this Agreement. FSI shall be liable only for loss or damage due to errors caused by FSI's negligence, bad faith or willful misconduct or that of its employees.

     SECTION 30. This Agreement may be amended from time to time by a written supplemental agreement executed by the Fund and FSI and without notice to or approval of the Shareholders or Planholders; provided the intent and purposes of any Plan, as stated from time to time in the Fund's prospectus, are observed. The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and FSI may conclusively rely on the determination of the Fund that any procedure that has been approved by the Fund does not conflict with or violate any requirement of its Articles of Incorporation, By-Laws or prospectus, or any rule, regulation or requirement of any regulatory body.

     SECTION 31. The Fund shall file with FSI a certified copy of the operative resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions.

     SECTION 32. The terms, as defined in this Section, whenever used in this Agreement or in any amendment or supplement hereto, shall have the meanings specified below, insofar as the context will allow:

     (a)  The Fund: The term Fund shall mean Dominion Fund, Inc.

     (b)  Custodian: The term Custodian shall mean Rushmore Securities.

     (c) Series: The term Series shall mean Dominion Insight Growth Fund portfolio and any series portfolio that the Fund shall subsequently establish.

     (d) Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

     (e) Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares of the Fund.

     (f) Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund, as reflected on the stock registry records of the Fund.

     (g) Shares: The term Shares shall mean the issued and outstanding shares of common stock of the Fund.

     (h) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FSI in person or by telephone, vocal telegram or other electronic means, by a person or person reasonably believed in good faith by FSI to be a person or person authorized by a resolution of the Board of Directors of the Fund to give Oral Instructions on behalf of the Fund.

     (i) Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FSI in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by FSI to be a person or persons authorized by a resolution of the Board of Directors of the Fund to give Written Instructions on behalf of the Fund.

     (j) Plan: The term Plan shall include such investment plan, dividends or capital gains reinvestment plans, systematic withdrawal plans or other types of plans set forth in the then current prospectus of the Fund (excluding any qualified retirement plan that is a Shareholder of the Fund) in form acceptable to FSI, adopted by the Fund from time to time and made available to its Shareholders, including plans or accounts by self-employed individuals or partnerships.

     (k) Planholder: The term Planholder shall mean a Shareholder who, at the time of reference, is participating in a Plan, including any underwriter, representative or broker-dealer.

     SECTION 33. In the event that any check or other order for the payment of money is returned unpaid for any reason, FSI shall promptly notify the Fund of the non-payment.

     SECTION 34. Either party may give sixty (60) days written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

     SECTION 35. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties.

     Notice to the Fund shall be given as follows until further notice:

                  Paul Dietrich
                  Foundation Management, Inc.
                  1141 Custis Street
                  Alexandria, VA 22308

                  703-768 9780 main
                  703-768 9779 fax
                  dietrich@etoncourt.com

     Notice to FSI shall be given as follows until further notice:

                  FUND SERVICES, INC.
                  1500 Forest Avenue, Suite 111
                  Richmond, Virginia  23229
                  Attention:  Mr. William R. Carmichael, Jr., President

     SECTION 36. The Fund represents and warrants to FSI that the execution and delivery of this Transfer Agent Agreement by the undersigned officer of the Fund has been duly and validly authorized by resolution of the Fund's Board of Directors. FSI represents and warrants to the Fund that the execution and delivery of this Agreement by the undersigned officer of FSI has also been duly and validly authorized.

     SECTION 37. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original.

     SECTION 38. This Agreement shall extend to and shall bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of FSI or by FSI without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors.

     SECTION 39. This Agreement shall be governed by the laws of the State of Virginia. WITNESS the following signatures:


                                        Dominion Funds, Inc.

                                        By:
                                            --------------------------------

                                        Name: Paul Dietrich

                                        Title: Director


                                        FUND SERVICES, INC.

                                        By:
                                            -------------------------------

                                        Title:
                                               ----------------------------

                                        Date:
                                              -----------------------------

                                  ATTACHMENT A

                                  FEE SCHEDULE


Fees for Transfer Agent services are as shown below:

     10 Basis points of Average Daily Net Assets on the first $50,000,000.00
      8 Basis points of Average Daily Net Assets on the next $50,000,000.00
      6 Basis points of Average Daily Net Assets on assets over $100,000,000.00 Minimum annual fee is $12,000.00.

Fees are payable monthly at 1/12 the annual rate.

Voice Response Unit (VRU) Fees:
     Set up fee:                                 $1,000.00
     Monthly Maintenance Fee:                    $  500.00/month
     Per call fees:                              $    0.15/call

Internet Access (look-up only):
     Set up fee:                                 $1,500.00
     Monthly Maintenance Fee:                    $1,000.00/month

Out of pocket expenses are in addition to the above rates and will be billed monthly, as incurred, with no mark-up or set-off. Out of pocket expense items include, but are not limited to: fund documents (shareholder transaction or periodic statements, tax forms, check stock, proxy statements, envelopes, etc.), postage, telephone expense (800 numbers, fund-related long distance charges, facsimile telephone expense), outside mailing services (when necessary), printing/duplicating costs, etc.

The one-time set-up fee of $1,000.00 is waived for the Dominion Funds, Inc.

The charge for conversion of data files from the current Transfer Agent system to FSI's system will be $2.50/account plus out of pocket expenses. The cost of any special programming or systems development required will be included in the out of pocket expenses.

A. For the creation of a Separate Share Class to the Fund, FSI shall be paid a fee at the rate of 0.10% per annum of the average daily net assets (with a minimum fee of $12,000 per annum). FSI agrees to accrue the difference between the 0.10% fee paid and the $12,000 per annum minimum payment, until the Separate Share Class 0.10% fee exceeds $12,000 per annum. Once the Separate Share Class' 0.10% fee exceeds the $12,000 per annum minimum payment, the accrued difference between the 0.10% fee paid and the $12,000 per annum minimum payment, will be billed to the Fund and payable in 12 monthly payments.